UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 26, 2011

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On May 26, 2011, Banner Corporation (“Company”) filed with the Secretary of State of the State of Washington Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, which effected a 1-for-7 reverse stock split.  The amendment to the Company’s Amended and Restated Articles of Incorporation is effective June 1, 2011.  A copy of the amendment is included as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On May 31, 2011, the Company issued a press release announcing the 1-for-7 reverse stock split. Trading of the Company’s common stock on the NASDAQ Global Select Market on a split-adjusted basis is expected to begin at the open of trading on June 1, 2011.  The Company’s shares of common stock will continue to trade on the NASDAQ Global Select Market under the symbol “BANR” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred.  As a result of the reverse stock split, every seven shares of the Company’s common stock issued and outstanding immediately prior to the effective date will automatically be consolidated into one share of common stock.  No fractional shares of common stock will be issued by the Company in connection with the reverse stock split.  Cash will be paid for fractional shares based on the closing price of the common stock on May 31, 2011. A copy of the press release is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

3.1	Form of Articles of Amendment to the Amended and Restated Articles of Incorporation of Banner Corporation

       99.1                  Press Release of Banner Corporation dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: June 1, 2011	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and
Chief Financial Officer

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